UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

Lineage Cell Therapeutics, Inc.

(Exact name of registrant as specified in charter)

California	001-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 200 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(442) 287-8990

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	LCTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: This Current Report on Form 8-K/A (this “8-K/A”) amends the Current Report on Form 8-K filed on September 26, 2022 (the “Earlier 8-K”) to correct typographical errors regarding (i) Mr. Culley’s current base annual salary amount from $690,000 to $609,000 and (ii) the manner of payment of cash severance benefits in the event of termination of employment without cause or by the executive with good reason. Except as to such corrections, this 8-K/A does not amend or update the information appearing in the Earlier 8-K. For convenience, the complete text of Item 5.02 of the Earlier 8-K, as corrected, is set out below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On September 26, 2022, Lineage Cell Therapeutics, Inc. (“Lineage,” the “Company,” “we,” “us,” or “our”) entered into amended and restated employment agreements with each of its current executive officers: Brian M. Culley, George A. Samuel III, and Gary S. Hogge, DVM, Ph.D. The amended and restated employment agreements were approved by our Board of Directors, upon the recommendation of its Compensation Committee, and supersede and replace all prior employment agreements between us and these executive officers.

Mr. Culley is our Chief Executive Officer and has been employed with us since September 2018. Mr. Samuel is our General Counsel and Corporate Secretary and has been employed with us since August 2021. Dr. Hogge is our Sr. Vice President, Clinical and Medical Affairs and has been employed with us since February 2018.

The terms of the amended and restated employment agreements for each executive are substantially the same other than with respect to annual salary amount, annual bonus target percentage, and potential benefits in connection with termination of employment.

The following is a brief description of certain terms of the amended and restated employment agreements.

●	Each executive receives an annual salary (which is currently $609,000 for Mr. Culley, $394,800 for Mr. Samuel and $366,800 for Dr. Hogge). The annual salary may be increased from time to time by our Board of Directors or its Compensation Committee in their sole discretion.

●	Each executive is eligible for an annual bonus targeted at a percentage of his then annual salary (which is currently 55% for Mr. Culley, 40% for Mr. Samuel, and 35% for Dr. Hogge). The annual bonus target percentage may be increased from time to time by our Board of Directors or its Compensation Committee in their sole discretion. The amount of an executive’s annual bonus, if any, is subject to the approval of our Board of Directors or its Compensation Committee in their sole discretion.

●	Each executive may be eligible to participate in certain retirement, pension, life, health, accident and disability insurance, equity incentive plan or other similar employee benefit plans we may adopt for our executive officers or other employees.

●	Each executive receives paid time off and will be reimbursed for reasonably incurred travel and business expenses, in each case, in accordance with our company policies.

●	Each executive’s employment is “at will” and may be terminated at any time by the executive or us with or without cause.

●	The following summarizes the payments and other benefits to which each executive may be entitled if their employment is terminated for the reason specified.

Reason for Termination		Accrued Benefits	Cash Payments(1)	Other Benefits

●	By us for cause (as defined in the agreement)	We must pay the executive:	None.	None.
●	By the executive without good reason (as defined in the agreement)	● all accrued but unpaid salary earned prior to or as of the date of termination; and

●	Executive’s death or disability (as defined in the agreement)	● all accrued and unused paid time off earned prior to or as of the date of termination.

●	By us without cause	Same as above.	We must pay the executive:	We must pay 100% of the premium of any health insurance benefits under a company employee health insurance plan subject to COBRA for a specified number of months.(2)

●	By the executive with good reason		● an amount equal to a specified number of months(2) of his then-current base salary, payable in installments; and
● a certain percentage(3) of his target bonus for the year in which employment was terminated payable in a lump sum.

●	By us without cause or by the executive with good reason within three months before or one-year after a change of control	Same as above.	Same as above except both payments are payable in a lump sum and both the number of months of base salary(4) and the percentage(5) of the target bonus increases.

Same as above except the number of months are 18 for Mr. Culley and 12 for each of Mr. Samuel and Dr. Hogge.

Accelerated vesting of all then unexpired, unvested equity awards granted to the executive (with such acceleration occurring on the later of the change of control or the termination of employment) other than any awards that include both a performance-based vesting condition and a time-based vesting condition or that vest solely upon the achievement of a performance-based vesting condition (unless such performance-based vesting condition has been satisfied as of the date of termination).

(1) Payment and benefits are conditioned on the executive executing and delivering a release of claims in our favor.

(2) 12 months for Mr. Culley and 9 months for each of Mr. Samuel and Dr. Hogge.

(3) 100% for Mr. Culley and a pro rata portion for each of Mr. Samuel and Dr. Hogge.

(4) 18 months for Mr. Culley and 12 months for each of Mr. Samuel and Dr. Hogge.

(5) 150% for Mr. Culley and 100% for each of Mr. Samuel and Dr. Hogge.

All payments made and benefits to each executive under their employment agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986, and, to the extent practicable, the employment agreements will be interpreted and administered in a manner so that any amount or benefit payable thereunder will be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder.

The foregoing description of the terms of the amended and restated employment agreements does not purport to be complete and is qualified in its entirety by reference to the amended and restated employment agreements, which we intend to file as exhibits to our next periodic report.

Executive Performance Incentive Bonus Plan

On September 20, 2022, our Board of Directors, upon the recommendation of its Compensation Committee, adopted an Executive Performance Incentive Bonus Plan (the “Bonus Plan”). The administrator of the Bonus Plan will be the Compensation Committee of our Board of Directors, unless our Board of Directors determines otherwise. Eligible participants will be selected by the administrator from time to time. Each participant will be eligible to receive a cash bonus. Each of our current executive officers will be a participant in the Bonus Plan.

For each participant, the administrator may establish (1) a target bonus amount (which the administrator may adjust from time to time), (2) the Company Performance Goals (as defined below) and/or individual performance goals (together, “Performance Goals”), (3) the time period over which the achievement of Performance Goals will be assessed (a “Performance Period”), and (4) the formula(s) for determining the bonuses payable under the Bonus Plan.

The administrator shall determine when a Performance Period begins and ends, but generally each fiscal year will be a Performance Period. Performance Goals may be given such weight as determined by the administrator and may differ among participants. The administrator, in its discretion, will determine the bonus amounts payable under the Bonus Plan.

Subject to any terms in any other written agreement, the payment of a bonus with respect to a Performance Period is conditioned on the participant’s continuous employment through the date of payment of such bonus.

“Company Performance Goals” means performance objectives established by the administrator for the applicable Performance Period for a participant that relate to financial and/or operational metrics with respect to the Company or any of its subsidiaries, including: developmental, clinical or regulatory milestones; clinical trial results; business development and financing milestones; acquisitions or strategic transactions; revenue; expense levels; total shareholder return; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company’s common stock; economic value-added; sales or revenue milestones; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; publications; reimbursement decisions; working capital; earnings (loss) per share of the Company’s common stock; sales or market share; investor relations milestones; number of customers or units of products sold; and operating income and/or net annual recurring revenue any of the foregoing may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices, (E) measured on a pre-tax or post-tax basis (if applicable), and (F) used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets.

The terms of the Bonus Plan are subject to any other written agreement between a participant and us. In the event of a conflict between the Bonus Plan and any such written agreement, the terms of such written agreement will govern.

The foregoing description of the terms of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the Bonus Plan, which we intend to file as an exhibit to our next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lineage Cell Therapeutics, Inc.

Date: September 30, 2022	By:	/s/ George A. Samuel III
	Name:	George A. Samuel III
	Title:	General Counsel and Corporate Secretary

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